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                                                                   EXHIBIT 10.11

                              WARRANT EXERCISE AGREEMENT

     WARRANT EXERCISE AGREEMENT dated effective November 22, 1999, by and between BREWING VENTURES LLC, a Minnesota limited liability company ("BV") and FOUNDERS FOOD & FIRKINS LTD., a Minnesota corporation ("FFFL").

     WHEREAS, as consideration for the transfer by BV of its business plans, concepts, ideas and certain cash payments to FFFL in connection with the organization of FFFL, FFFL issued a stock purchase warrant (the "Warrant") to BV for the purchase of 1,000,000 shares of common stock at an exercise price of $.75 per share, and

     WHEREAS, FFFL desires to file a registration statement with the Securities and Exchange Commission relating to the sale of its common stock to the public, in an offering to be underwritten by Equity Securities Investments, Inc. ("Equity"); and

     WHEREAS, Equity has recommended, that to ensure the success of such public offering and as a condition to such underwriting, that the Warrant be exercised; and

     WHEREAS, BV and FFFL have agreed that the exercise of 1,000,000 shares purchasable upon exercise of BV's warrant may be accomplished by BV tendering to FFFL 187,500 previously-owned shares of FFFL common stock as payment of the exercise price of the shares.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

          1. EXERCISE OF WARRANT. Subject to Section 2, BV agrees to exercise the Warrant by tendering 187,500 shares of BV's previously-owned common stock of FFFL as and for the warrant exercise price; and FFFL agrees to accept such tendered shares as payment in full of the exercise price of 1,000,000 shares of the Warrant, and to cause the issuance of 1,000,000 shares of common stock to BV. FFFL shall issue a warrant of like tenor to the Warrant with respect to the unexercised portion of the Warrant. Upon receipt of the shares tendered by BV, such shares shall be redeemed and canceled by FFFL.

          2. EXERCISE CONTINGENT. BV's exercise of the Warrant, and FFFL's acceptance of the shares tendered in connection therewith, is contingent upon a registration statement of FFFL being declared effective by the Securities and Exchange Commission on or before December 31, 2000. If a registration statement of FFFL is not so declared effective on or before December 31, 2000, this Agreement shall be null and void.

          3.   MISCELLANEOUS.

               3.1 This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

               3.2 This Agreement shall be governed by, and construed in accordance with, the laws of the State of Minnesota.


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     IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first above written.

                                   BREWING VENTURES LLC

                                   By /s/ Steven J. Wagenheim
                                     --------------------------
                                          Steven J. Wagenheim
                                          Chief Manager


                                   FOUNDERS FOOD & FIRKINS LTD.


                                   By /s/ Steven J. Wagenheim
                                     ----------------------------
                                          Steven J. Wagenheim
                                          Chief Executive Officer


                                      /s/ Mitchel I. Wachman
                                     ----------------------------
                                          Mitchel I. Wachman
                                          Chief Financial Officer

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